As filed with the Securities and Exchange Commission on June 18, 2008
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CVB FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3629339 (I.R.S. Employer Identification No.)
701 N. Haven Avenue, Suite 350
Ontario, CA 91764
(909) 980-4030
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CVB FINANCIAL CORP. 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Edward J. Biebrich, Jr.
Executive Vice President and Chief Financial Officer
701 N. Haven Avenue, Suite 350
Ontario, CA 91764
(909) 980-4030
(Name, address, including zip code, telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Copies to:
William T. Quicksilver, Esq.
Craig D. Miller, Esq.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, no par value	3,949,891	$10.69	$42,224,334.79	$1,659.42

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of any additional shares of the Registrant’s common stock that as may become issuable under the Registrant’s 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock effected without the Registrant’s receipt of consideration. Includes one attached Preferred Share Purchase Right per share.

(2)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of Common Stock reported on the Nasdaq Global Select Market on June 12, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	PLAN INFORMATION
     CVB Financial Corp. (the “Registrant”) hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 3,949,891 shares of the common stock, no par value, of the Registrant., which have been reserved for issuance under the CVB Financial Corp. 2008 Equity Incentive Plan (the “Plan”).
     The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act. Any and all such requests shall be directed to us at our principal office at 701 N. Haven Avenue, Suite 350, Ontario, CA 91764, Attention: Edward J. Biebrich, Jr.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
     (a) Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for Registrant’s fiscal year ended December 31, 2007, filed with the Commission on February 29, 2008 and amended on March 6, 2008.
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008.
     (c) The Registrant’s Current Reports on 8-K filed with the Commission on January 22, 2008, March 24, 2008, March 25, 2008, April 18, 2008, April 18, 2008, April 25, 2008, and May 23, 2008.
     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/12G (no. 000-10140) dated June 11, 2001, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     (e) The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A/12G (No. 000-10140) dated June 22, 2000, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	DESCRIPTION OF SECURITIES
     Not Applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not Applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
     CVB Financial Corp. is incorporated under the California General Corporation Law. Section 317 of the California General Corporation Law (“Section 317”) provides a statutory framework covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Registrant. Section 317 provides that indemnification against expenses actually and reasonably incurred shall be made to any officer or director who has been successful on the merits with respect to the defense of any proceeding but does not require indemnification in other circumstances.
     Section 317 provides that a corporation may indemnify any agent of the Registrant including officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of that person’s service on behalf of the Registrant, provided the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Registrant.
     Section 317 further provides that the Registrant may indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Registrant against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the Registrant and its shareholders. However, in actions brought by or in the right of the Registrant, indemnification is not available without court approval for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is disposed of by settlement or otherwise. Further, with respect to matters for which the agent shall have been adjudged to be liable to the Registrant, indemnification for expenses is permissible only to the extent the court shall determine that the agent is fairly and reasonably entitled to indemnification.
     In addition, Section 317 provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the Registrant’s Articles of Incorporation. Section 317 permits the advancing of expenses incurred in defending any proceeding against an agent of the Registrant by reason of that person’s service on behalf of the Registrant upon the giving of an undertaking, or promise, by the indemnified person to repay those sums in the event it is later determined that the person is not entitled to be indemnified. Finally, Section 317 permits the Registrant to procure insurance on behalf of its directors, officers, and other corporate agents against liability asserted against or incurred by these individuals even if the Registrant would not otherwise have the power under applicable law to indemnify them for their expenses.
     The Registrant’s Articles of Incorporation and Bylaws, as amended respectively, authorize the Registrant to indemnify its agents to the fullest extent permitted under California law. The Registrant has also adopted indemnification agreements in order to implement the Articles of Incorporation and Bylaws. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED
     None.

Item 8.	EXHIBITS
     The following documents are filed as exhibits to this registration.

Exhibit Number	Description

4.1
Preferred Shares Rights Agreement, dated as of June 21, 2000, between CVB Financial Corp. and U.S. Stock Transfer Corp., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Registrant’s Registration Statement on Form 8A-12G filed on June 22, 2000).

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

10.1	CVB Financial Corp. 2008 Equity Incentive Plan (incorporated herein by reference to Annex A of the Proxy Statement on Form 14A of the Registrant, as filed with the Commission on April 16, 2008).

10.2
Form of Stock Option Agreement pursuant to the 2008 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.2 of the Current Report of the Registrant on Form 8-K, as filed with the Commission on May 23, 2008).

10.3
Form of Restricted Stock Agreement pursuant to the 2008 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.3 of the Current Report of the Registrant on Form 8-K, as filed with the Commission on May 23, 2008).

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of McGladrey & Pullen, LLC Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

Item 9.	UNDERTAKINGS
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on June 18, 2008.

CVB FINANCIAL CORP.
By:	/s/ Edward J. Biebrich, Jr.
	Name:	Edward J. Biebrich, Jr.
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Christopher D. Myers and Edward J. Biebrich, Jr. and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Myers Christopher D. Myers	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2008

/s/ Edward J. Biebrich, Jr. Edward J. Biebrich, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	June 18, 2008

/s/ George A. Borba George A. Borba	Chairman of the Board of Directors	June 18, 2008

/s/ John A. Borba John A. Borba	Director	June 18, 2008

/s/ Ronald O. Kruse Ronald O. Kruse	Vice Chairman of the Board of Directors	June 18, 2008

/s/ Robert M. Jacoby Robert M. Jacoby	Director	June 18, 2008

/s/ James C. Seley James C. Seley	Director	June 18, 2008

/s/ San E. Vaccaro San E. Vaccaro	Director	June 18, 2008

/s/ D. Linn Wiley D. Linn Wiley	Vice Chairman of the Board of Directors	June 18, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1
Preferred Shares Rights Agreement, dated as of June 21, 2000, between CVB Financial Corp. and U.S. Stock Transfer Corp., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Registrant’s Registration Statement on Form 8A-12G filed on June 22, 2000).

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

10.1	CVB Financial Corp. 2008 Equity Incentive Plan (incorporated herein by reference to Annex A of the Proxy Statement on Form 14A of the Registrant, as filed with the Commission on April 16, 2008).

10.2
Form of Stock Option Agreement pursuant to the 2008 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.2 of the Current Report of the Registrant on Form 8-K, as filed with the Commission on May 23, 2008).

10.3
Form of Restricted Stock Agreement pursuant to the 2008 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.3 of the Current Report of the Registrant on Form 8-K, as filed with the Commission on May 23, 2008).

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of McGladrey & Pullen, LLC Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).